Q Lotus Holdings, Inc.
A Multi-Industry
Holding Company

QLOTUS

520 N Kingsbury St, Unit 1810
Chicago, IL 60654
(312) 379-1800

April 2, 2012

Timothy Bellcourt
710 E. Ogden Avenue, Suite 500
Naperville, IL 60563

Re: 1st Amendment to Promissory Note

Dear Tim:

In accordance with our discussions, Q Lotus Holdings, Inc. and Timothy Bellcourt hereby agree to amend the Promissory Note dated September 12, 2011 between Q Lotus Holdings, Inc. and Timothy Bellcourt such that, notwithstanding anything contained in the Promissory Note to the contrary:

1. The Maturity Date is hereby extended to May 31, 2012.

Please acknowledge your acceptance of the above change by executing this amendment below.

Q Lotus Holdings, Inc.

By: Gary Rosenberg
Gary Rosenberg
Its: CEO

Understood and Agreed to this 4th day of April, 2012.

By: Timothy Bellcourt
Timothy Bellcourt